EXHIBIT 99
ELECTRONIC RETAILING SYSTEMS
INTERNATIONAL, INC.
Offer to Purchase for Cash Any and
All of its Outstanding
13-1/4% Senior Discount Notes due 2004 ("Notes")
(CUSIP No. 285825AC9)

THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 15, 1999, UNLESS EXTENDED (THE "EXPIREATION DATE"). HOLDERS OF NOTES MUST VALIDLY TENDER THEIR NOTES PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION (AS DEFINED). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

              Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company" or "ERS"), hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this offer to purchase (as it may be amended from time to time, the "Offer to Purchase") and the related letter of transmittal
(the "Letter of Transmittal"; the Letter of Transmittal and such Offer to Purchase are referred to herein collectively as the "Offer"), any and all of its outstanding 13-1/4% Senior Discount
Notes due 2004 (each, a "Note" and collectively, the "Notes") issued by the Company at a cash purchase price of $155 per $1,000 principal amount at maturity of Notes (the "Tender Offer
Consideration"). At November 17, 1999, after giving effect to open market purchases of Notes by the Company between October 29, 1999 and the date of this Offer to Purchase, $102.06 million principal amount of Notes at maturity were outstanding.

              SEE "OFFER-CERTAIN CONSIDERATIONS" AND "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" FOR DISCUSSIONS OF CERTAIN FACTORS THAT
SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING THE OFFER.

              The Company's obligation to accept for purchase and to pay for Notes validly tendered is subject to certain conditions. See
"Offer-Conditions to the Offer".

              Notes purchased pursuant to the Offer will be paid for in same-day funds delivered to the Depositary (as defined herein) on the first business day after the date on which the Offer expires, or as soon as practicable thereafter, assuming that the Offer has been accepted for payment (the "Settlement Date"). Assuming the Offer is accepted and not extended, it is expected that the Settlement Date will be on or about December 16, 1999.

              Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone number set forth on the last page of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or any other related documents may be obtained from the Dealer Manager.
Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee (a "Custodian") for assistance concerning this Offer to Purchase.

              None of the Company, the Dealer Manager, the Depositary or the Trustee (each as defined herein) makes any recommendation as to whether or not Holders (as defined herein) should tender their Notes pursuant to the Offer.

                             The Dealer Manager for the Offer is:
                                    Jefferies & Company, Inc.
                     The date of this Offer to Purchase is November 17, 1999.

                                        IMPORTANT INFORMATION

              Any Holder of Notes ("Holder") desiring to tender Notes should either (a) in the case of a Holder who holds Notes in book-entry form, request such Holder's Custodian to effect the tender of Notes for such Holder pursuant to the procedures for book-entry delivery set forth herein, (b) tender through The Depository Trust Company ("DTC") pursuant to DTC's Automated Tender Offer Program ("ATOP"), or (c) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Letter of Transmittal included herewith or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to United States Trust Company of New York (the "Depositary") and deliver the certificates for the tendered Notes to the Depositary. Although tenders of Notes may be effected through book-entry transfer at DTC, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or any Agent's Message (as defined below) in connection with a book-entry transfer, must, in any case, be transmitted to and received by the Depositary at the address set forth on the last page of this Offer to Purchase prior to 12:00 Midnight, New York City time, on the Expiration Date or the Holder must comply with the guaranteed delivery procedures described herein. See "Offer-Procedures for Tendering Notes." A beneficial owner who has Notes registered in the name of a Custodian must contact that Custodian if such beneficial owner desires to tender those Notes.

              Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or related documents may be directed to Jefferies & Company, Inc.
(the "Dealer Manager") at the telephone number set forth on the last page of this Offer to Purchase or to each Holder's Custodian for assistance concerning the Offer.

              THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH A HOLDER SHOULD READ BEFORE MAKING A
DECISION WITH RESPECT TO THE OFFER.

                                  -------------------------

              NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN OR IN
THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION
OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY, ANY OF ITS AGENTS OR THE DEALER
MANAGER.

              This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell Notes in any circumstances in which such offer is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the
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Offer shall be deemed to be made on behalf of the Company by the
Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction. Neither the delivery of this Offer to Purchase and related documents nor any purchase of Notes shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information or that there has been no change in the information set forth herein or therein or in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof.

                         AVAILABLE INFORMATION

              Pursuant to the terms of the Indenture (as defined herein) and the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New
York, New York 10048 and Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic
Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents filed by the Company with the Commission under the Exchange Act are incorporated herein by reference:

              (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Amendment No. 1 thereto;

              (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

              (3) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the Offer shall be deemed to be incorporated by reference herein.

              Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offer to Purchase to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Offer to Purchase.

              The Company will make available to any Holder of Notes copies of the Indenture, the information incorporated herein by reference and the reports or other information filed with the Commission under the Exchange Act. Any such request should be directed to Electronic Retailing Systems International, Inc., Attention: Vice
President, Chief Financial Officer, 488 Main Avenue, Norwalk, CT
06851, telephone number (203) 849-2640.

                       FORWARD-LOOKING STATEMENTS

              The Company cautions readers that, in addition to the historical information included or incorporated herein by reference, this Offer to Purchase contains certain "forward-looking statements" that are based on management's beliefs as well as on assumptions made by and information currently available to management. When used herein, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. However, this Offer to Purchase also contains or incorporates herein by reference other forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, the timely availability and acceptance of new products, the rate of development of the emerging market for electronic shelf label systems, the impact of competitive products and pricing, the management of growth, and other factors. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed by or implied from such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements.


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                           TABLE OF CONTENTS

                                                                          Page
                                                                          ----
IMPORTANT INFORMATION                                                       2
AVAILABLE INFORMATION                                                       3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             3
FORWARD-LOOKING STATEMENTS                                                  4
SUMMARY                                                                     6
THE COMPANY                                                                 7
UNAUDITED SUMMARY HISTORICAL AND PRO FORMA
STATEMENT OF OPERATIONS AND BALANCE SHEET
INFORMATION                                                                 8

CAPITALIZATION                                                             11
BACKGROUND AND PURPOSE OF THE OFFER                                        11
              Background                                                   11
              Purpose                                                      12
OFFER                                                                      13
              General                                                      13
              Certain Considerations                                       13
              Procedures for Tendering Notes                               16
              Withdrawal of Tenders                                        19
              Conditions to the Offer                                      20
              Acceptance for Payment and Payment                           21
              Expiration, Extension, Amendment and Termination             23
CERTAIN FEDERAL INCOME TAX CONSEQUENCES                                    24
DEALER MANAGER AND DEPOSITARY                                              25

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                                               SUMMARY

              The following summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained or incorporated in this Offer to Purchase and any amendments or supplements hereto.
Holders of the Notes are urged to read this Offer to Purchase in its entirety. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Offer to Purchase.

The Company:                       Electronic Retailing Systems International,
                                   Inc.

The Notes:                         13-1/4% Senior Discount Notes due 2004 of the
                                   Company issued pursuant to that certain
                                   Indenture dated as of January 24, 1997 (the
                                   "Indenture") between the Company and United
                                   States Trust Company of New York, as trustee
                                   (the "Trustee"). At November 17, 1999,
                                   $102.06 million principal amount at maturity of Notes were outstanding. At November 1,
                                   1999, the accreted principal amount per
                                   $1,000 principal amount at maturity of Notes was $969.

The Offer:                         To purchase any and all of Company's
                                   outstanding Notes at a cash purchase price of $155 per $1,000 principal amount at maturity of Notes.

Expiration:                        The expiration of the Offer shall be AT 12:00
                                   Midnight, NEW YORK CITY TIME, ON DECEMBER 15,
                                   1999, UNLESS EXTENDED BY THE COMPANY. The term "Expiration Date" means such date, or if the Offer is extended, the latest date to which the Offer is extended.

Tender Offer
Consideration:                     $155 per $1,000 principal amount at maturity
                                   of Notes.

Settlement Date:                   The Settlement Date shall be the business day
                                   following the acceptance by the Company for payment of tendered Notes, or as soon as practicable thereafter.


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
How to Tender
Notes: See "Procedure for Tendering Notes." For further information, call the Dealer Manager or the Depositary or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights:                Tenders of Notes may be withdrawn at any time
                                  on or prior to 12:00 Midnight, New York City time, on the Expiration Date.

Purpose of the
Offer: The purpose of the Offer is to acquire any and all outstanding Notes to enable the Company to reduce its debt and increase its strategic and financial options and assist in addressing competitive pressures.

Effect on
Unpurchased Notes:                If the Offer is consummated, the aggregate
                                  principal amount of Notes that remain
                                  outstanding may be significantly reduced, which may adversely effect the liquidity of and consequently the market price for Notes, if any, that remain outstanding after the consummation of the Offer. See "Offer-Certain
                                  Considerations."

Brokerage
Commissions
and Fees:                          No brokerage fees, commissions or fees are
                                   payable by tendering Holders of the Notes to the Dealer Manager, the Company or the Depositary.

Further
Information:                       Additional copies of this Offer to Purchase
                                   and the Letter of Transmittal may be obtained by contacting the Dealer Manager or the Depositary.

                                  THE COMPANY

              Electronic Retailing Systems International, Inc. (the "Company" or "ERS") develops and provides electronic shelf label ("ESL") systems designed to allow supermarket chains and other retailers to increase productivity, reduce labor costs and improve management information systems. The ERS ShelfNet(R) system (the "ERS ShelfNet System") has been designed as a productivity enhancing center store automation system, which replaces paper price tags on retail shelves with electronic liquid crystal display units and provides a suite of applications to enhance a retailer's pricing, inventory, shelf management, merchandising and
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promotional activities. The ERS ShelfNet System is comprised of proprietary hardware and software that electronically link a store's shelves to its point-of-sale systems and central computer.

              The ERS ShelfNet System functions as a local area network, utilizing open systems networking architecture driven by the Company's software and communications hardware, which are designed to interface with other store and vendor applications. Each ESL is a miniature data transceiver that is capable of storing, receiving and returning alphanumeric messages. An ERS store-based local area network has up to 20,000 individual ESLs connected to a central server. The ERS ShelfNet System is designed to allow retailers to:

              . Implement price changes almost instantaneously from the store's central computer or directly from corporate or regional headquarters;

              . Ensure pricing integrity by accurately displaying and monitoring product prices;

              . Streamline stock monitoring activities to reduce lost sales resulting from the failure to properly stock items;

              . Increase the speed and accuracy of placing product displays and promotional material by reducing and simplifying the tasks required of store employees; and

              . Audit inventory more efficiently and improve computerized inventory ordering systems.

ERS believes these features enable retailers to reduce labor costs, increase productivity and pricing accuracy, and improve inventory management, thereby raising such retailers' gross margins and lowering their operating costs in the highly competitive U.S. retailing market.

                         UNAUDITED SUMMARY HISTORICAL AND PRO FORMA STATEMENT
                              OF OPERATIONS AND BALANCE SHEET INFORMATION

              The following data for the fiscal years ended December 31, 1997 and December 31, 1998 and at such dates has been derived from audited financial statements including those incorporated in this Offer to Purchase by reference on Form 10-K for the year ended
December 31, 1998. Such data at or for the nine months ended
September 30, 1998 and September 30, 1999 are derived from unaudited financial statements. In management's opinion, the Company's unaudited financial statements at or for the nine months ended September 30, 1998 and September 30, 1999 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for the unaudited interim periods. The results of operations for the nine months ended September 30, 1998 and
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September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1999 or any other interim period.

              The unaudited pro forma balance sheet information at December 31, 1998 and September 30, 1999 is presented as if the Company had completed each of the following transactions (collectively the "Transactions") on December 31, 1998 and September 30, 1999 respectively: the Offer, assuming all Notes were repurchased, and repurchases on the open market of Notes between October 29, 1999 and the date of the Offer having an aggregate principal amount at maturity of $45.25 million for $7.01 million.

              The unaudited pro forma statement of operations information for the fiscal year ended December 31, 1998 and nine months ended
September 30, 1999 are presented (i) on an actual basis, and (ii) as if the Company had completed the Transactions on January 1, 1998 and January 1, 1999, respectively.

              The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. In the opinion of management, all adjustments necessary to fairly present the pro forma information have been made. The unaudited pro forma financial statement information is provided for informational purposes only and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified. The Company cannot predict whether the consummation of the Offer will conform to the assumptions used in preparation of the unaudited pro forma statement of operations and balance sheet information.

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
                             ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
                        UNAUDITED SUMMARY HISTORICAL AND PRO FORMA STATEMENT OF
                                  OPERATIONS AND BALANCE SHEET INFORMATION
                  TWELVE MONTHS ENDED DECEMBER 31,  NINE MONTHS ENDED SEPTEMBER 30,
                  --------------------------------  -------------------------------
                  1997      1998           1998     1998       1999      1999
                                         PRO FORMA                    PRO FORMA
                  ----       ----        ---------  ----       ----   ---------
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF
 OPERATIONS DATA

Revenues           $ 1,972    $ 3,764    $ 3,764     $ 2,684    $ 2,946  $  2,946
                   -------    -------    -------     --------   -------  --------
Cost of
 goods sold          3,699      8,095      8,095       3,438      3,915     3,915
Gross loss          (1,727)    (4,331)    (4,331)       (754)      (969)     (969)
Operating
 expenses           16,104     16,974     16,974      12,245     12,560    12,560
Loss from
 operations        (17,831)   (21,305)   (21,305)    (12,999)   (13,529)  (13,529)
Interest
 income              4,982      3,982      2,642 (a)   3,144      2,087     1,173 (d)
Interest
 expense           (14,024)   (16,886)      (375)(b) (12,486)   (14,121)     (228)(e)
Loss on
 disposals               -       (104)      (104)          -        (13)      (13)
Loss before
 extra-
 ordinary
 gain              (26,873)   (34,313)   (19,142)    (22,341)   (25,576)  (12,597)
Extra-
 ordinary
 gain on
 early
 retirement
 of debt(c)               -          -    78,438 (c)       -          -    94,949 (f)
Net (loss)
 income             (26,873)   (34,313)   59,296     (22,341)   (25,576)   82,352
Basic earnings
 (loss) per
 common
 share              $ (1.27)   $ (1.62) $   2.79     $ (1.05)   $ (1.20)  $  3.87
Weighted
 average
 common
 shares
 out-
 standing           $21,096    $21,233   $21,233     $21,227    $21,258   $21,258



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
                              ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
                                 UNAUDITED SUMMARY HISTORICAL AND PRO FORMA
                                         BALANCE SHEET INFORMATION
<CAPTION
                             DECEMBER 31,                SEPTEMBER 30,
                        ----------------------       ---------------------
                       1997      1998      1998      1998     1999     1999
BALANCE SHEET DATA                       PRO FORMA                   PRO FORMA
                       ----      ----    ---------   ----     ----   ---------
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Cash and cash
 equivalents            82,400   63,877  39,244(g)   65,715   48,484  23,851(k)
Total assets           100,208   81,626  52,518(h)   88,695   64,344  35,716(l)
Total current
 liabilities             2,482    7,211   7,211       6,475    2,077   2,077
Long-term debt         113,102  124,057       -(i)  119,898  137,470      -(m)
Accumulated deficit    (72,015)(106,328)(11,379)(j) (94,356)(131,905)(23,063)(n)
Total stockholders'
 equity/(deficit)      (20,476) (54,742) 40,207     (42,778) (80,303) 28,539

See Notes to Unaudited Summary Pro Forma Statement of Operations and Pro Forma Balance Sheet Information.


                   NOTES TO UNAUDITED SUMMARY PRO FORMA STATEMENT OF OPERATIONS
                                 AND PRO FORMA BALANCE SHEET INFORMATION

a) Interest income reflects the impact of the net decrease in investable cash and cash equivalents on interest income earned as a result of the Transactions, as if such Transactions had occurred on January 1, 1998. For the twelve months ended December 31, 1998, cash and cash equivalents decreased by a total of $24.6 million at an average annual return of 5.44%. This net decrease resulted from the use of $24.6 million to purchase $108.1 million in aggregate accreted principal amount of Notes at January 1, 1998, which includes transaction costs of $1.8 million.

b) Interest expense reflects the impact of the decrease in interest expense on the Notes due to the repurchase of $108.1 million aggregate accreted principal amount of Notes at January 1, 1998, in the amounts of $16.5 million for the twelve months ended December 31, 1998 which includes amortization expense for the write-off of unamortized financing fees relating to the repurchased Notes of $0.6 million.

c) Statement of operations data for the twelve months ended December 31, 1998 reflects an extraordinary gain of $78.4 million from the repurchase of $108.1 million aggregate accreted principal amount of Notes at January 1, 1998 for $22.8

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            million cash, the incurrence of $1.8 million in transaction costs and a charge for the write-off of unamortized financing fees of $5.0 million relating to the repurchased Notes.

d) Interest income reflects the impact of the net decrease in investable cash and cash equivalents on interest income earned as a result of the Transactions, as if such Transactions had occurred on January 1, 1999. For the nine months ended September 30, 1999, cash and cash equivalents and short-term investments decreased by a total of $24.6 million at an average annual return of 4.95%. This net decrease resulted from the use of $24.6 million to purchase $124.1 million in aggregate accreted principal amount of Notes at January 1, 1999, which includes transaction costs of $1.8 million.

e) Interest expense reflects the impact of the decrease in interest expense on the Notes due to the repurchase of $124.1 million aggregate accreted principal amount of Notes at January 1, 1999, in the amounts of $13.9 million for the nine months ended September 30, 1999 which includes amortization expense for the write-off of unamortized financing fees relating to the repurchased Notes of $0.5 million.

f) Statement of operations data for the nine months ended September 30, 1999 reflects an extraordinary gain of $94.9 million from the repurchase of $124.1 million aggregate accreted principal amount of Notes at January 1, 1999 for $22.8 million cash, the incurrence of $1.8 million in transaction costs and a charge for the write-off of unamortized financing fees of $4.5 million relating to the repurchased Notes.

g) Cash and cash equivalents reflects cash repurchases of Notes for an aggregate of $22.8 million at December 31, 1998 and transaction costs of $1.8 million.

h) Total assets reflect the cash reductions described in (g), in addition to $4.5 million of written-off deferred financing fees relating to the repurchase of $124.1 million aggregate accreted principal amount of Notes at December 31, 1998.

i) Reflects the repurchase of an aggregate of $124.1 million aggregate accreted principal amount of Notes at December 31, 1998.

j) Reflects an extraordinary gain of $94.9 million resulting from the repurchase of $124.1 million aggregate accreted principal amount of Notes at December 31, 1998 for $22.8 million in cash, the incurrence of $1.8 million in transaction costs and a charge for the write-off of unamortized financing fees of $4.5 million relating to the repurchased Notes.


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k)          Cash and cash equivalents reflects cash repurchases of Notes for an aggregate of $22.8 million at September 30, 1999 and transaction costs of $1.8 million.

l) Total assets reflect the cash reductions described in (k), in addition to $4.0 million of written-off deferred financing fees relating to the repurchase of $137.5 million aggregate accreted principal amount of Notes at September 30, 1999.

m) Reflects the repurchase of an aggregate of $137.5 million aggregate accreted principal amount of Notes at September 30, 1999.

n) Reflects an extraordinary gain of $108.8 million resulting from the repurchase of $137.5 million aggregate accreted principal amount of Notes at September 30, 1999 for $22.8 million in cash, the incurrence of $1.8 million in transaction costs and a charge for the write-off of unamortized financing fees of $4.0 million relating to the repurchased Notes.

                            CAPITALIZATION

            The following table sets forth the capitalization of the Company as of September 30, 1999, and as adjusted to give effect to the Transactions as if each of the Transactions had occurred on September 30, 1999.

                                                   September 30, 1999
                                                   --------------------
                                                                         As
                                                   Actual             Adjusted
                                                   ------             --------
                                                          (In Thousands)
Long-term debt                                     $137,470          $      -
Stockholders' equity:
 Common Stock, par value $0.01, 35,000,000
   shares authorized; 21,282,637 shares
   issued and outstanding                               212               212
 Additional paid-in capital                          51,390            51,390
 Accumulated deficit                               (131,905)          (23,063)

      Total stockholders' equity/(deficit)          (80,303)           28,539(a)

Total capitalization                                 57,167            28,539

(a) Reflects an extraordinary gain of $108.8 million resulting from the repurchase of $137.5 million aggregate accreted principal amount of Notes at September 30, 1999 for $22.8 million in cash, the incurrence of $1.8 million in transaction costs and a charge for the write-off of unamortized financing fees of $4.0 million relating to the repurchased Notes

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                                 BACKGROUND AND PURPOSE OF THE OFFER
Background

            Since inception in 1990, the Company has been engaged primarily in the development, design, market testing and, more recently, sale of the ERS ShelfNet System. The Company has sustained net losses and negative cash flows from operations since its inception and management expects these conditions to continue during the year ending December 31, 1999. Management believes that existing resources will enable the Company to fund operations through the year ending December 31, 2000; thereafter, the Company may need to raise additional long-term financing to support operations and service debt.

            In order to pursue its strategy of greater market penetration while its operations grow, the Company has incurred indebtedness that is substantial in relation to its stockholders' deficit. As of September 30, 1999, the Company had recorded total outstanding indebtedness, consisting of the Notes, of approximately
$137.5 million and a total stockholders' deficit of $80.3 million.
As a result of its high degree of leverage: (i) a substantial portion of the Company's cash flow from operations, if any, after February 1, 2000, will be required to be dedicated to the Company's interest expense obligations and may not be available to the Company for its operations, working capital, capital expenditures or other purposes, (ii) the Company's ability to obtain financing that may be needed may be limited, (iii) the Company's flexibility to adjust to changing market conditions and ability to withstand competitive pressures as compared to less highly-leveraged competitors could be limited (including by reason of the covenants contained in the Company's debt instruments), and (iv) the Company may be more vulnerable to downturns in general economic conditions or in its business or be unable to undertake capital expenditures that are important for its growth strategy, any of which could have a material adverse effect on the Company and its ability to make payments of principal of, and interest on, its indebtedness.

            Commencing August 1, 2000, cash interest on the Notes will be payable semi-annually at the rate of 13-1/4% per annum. The full accreted principal amount at maturity of the Senior Discount Notes will become due on February 1, 2004. The Company's ability to meet its continuing debt service and other obligations will depend largely on the extent to which the Company can implement successfully its business strategy of achieving large-scale commercialization of the ERS ShelfNet System, and there can be no
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assurance that the Company will be able to implement fully its strategy, that the anticipated results of its strategy will be realized, or that the Company will be able to generate sufficient cash flow or otherwise obtain funds in the future to cover interest and principal payments associated with the Notes and any other debt of the Company.

            On October 29, 1999 and on November 8, 1999, the Company repurchased $31.25 million aggregate principal amount at maturity and $14 million aggregate principal amount at maturity, respectively, of Notes. These repurchases occurred in open market transactions with persons who were not affiliates of the Company for purchase prices of $4.84 million and $2.17 million, respectively. These repurchases of Notes were made at a purchase price of $155 per $1,000 principal amount at maturity of Notes.

            At November 1, 1999, the accreted principal amount per $1,000 principal amount at maturity of Notes was $969.

Purpose

            The purpose of the Offer is to enable the Company to eliminate the amount of debt that becomes due on February 1, 2004 from the $102.06 million principal amount at maturity currently outstanding, and to reduce the Company's interest expense therefrom otherwise commencing in August 2000. The Company believes that the consummation of the Offer on these terms will provide significant benefits to the Company by increasing its strategic and financial options, and assist the Company in addressing competitive pressures.

            If all outstanding Notes are purchased for $155 per $1,000 principal amount at maturity, the aggregate Tender Offer consideration will be $15.82 million. The Company expects to pay the Tender Offer Consideration out of cash on hand and cash-equivalents of the Company.

            The Offer also gives Holders who are considering the sale of all or some of their Notes the opportunity to sell their Notes without the usual transaction costs associated with market sales.
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            Under the terms of the Offer, Notes acquired by the Company will be purchased by the Company at a substantial discount to their stated principal amount. Accordingly, if the Company acquires all of the Notes pursuant to the Offer, the Company will recognize an extraordinary gain of approximately $116 million for financial accounting purposes as a result of the Offer and its open market purchases of Notes during the fourth quarter 1999, after giving effect to unamortized debt issuance costs and transaction expenses.
The Company believes that any resulting cancellation of indebtedness income for federal income tax purposes will be offset by accumulated net operating loss carryforwards. Accordingly, the Company does not expect to incur any current federal income tax liability, with the possible exception of alternative minimum tax, with respect to such income. Transaction costs with respect to the Offer are expected to be approximately $1.8 million, and the Company expects to use cash on hand or cash-equivalents to purchase the Notes in the Offer and to pay such expenses. Any Notes purchased pursuant to the Offer will be retired by the Company.

                                  OFFER

General

            The Company hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, any and all of its outstanding Notes at a purchase price of $155 per $1,000 principal amount at maturity of Notes. Payments for Notes validly tendered (and not withdrawn) and accepted for payment will be made on the Settlement Date.

            The Offer will expire at 12:00 Midnight, New York City time, on December 15, 1999, unless extended ("Expiration Time"). See-
"Expiration, Extension, Amendment and Termination." Holders who desire to tender Notes pursuant to the Offer and receive $155 per $1,000 principal amount at maturity of Notes must tender such Notes prior to the Expiration Time.

            Notes purchased pursuant to the Offer will be paid for in same-day funds on the Settlement Date for the Offer, which will be one business day after the date on which the Offer expires, or as soon as practicable thereafter. See "-Acceptance for Payment and Payment."
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Certain Considerations

            In deciding whether to participate in the Offer, each Holder should consider carefully, in addition to the other information contained or incorporated by reference in this Offer to Purchase, the following:

            Limited Trading Market. To the extent that Notes are traded, prices for the Notes may fluctuate greatly depending on the trading volume and other factors. In addition, quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. To the extent that Notes are purchased pursuant to the Offer, the trading markets for the Notes that remain outstanding will become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Therefore, the market price for Notes not purchased may be affected adversely to the extent the amount of Notes purchased pursuant to the Offer reduces the float of the Notes. The reduced float may also tend to make the trading price of the Notes more volatile. The extent of the public market for the Notes following consummation of the Offer would depend upon the number of Holders that remain at such time, the interest in maintaining markets in the Notes on the part of securities firms and other factors. There can be no assurance that any trading market will exist for the Notes following the Offer.

            Other Purchases of the Notes. Whether or not the Offer is consummated, the Company or its affiliates may from time to time acquire Notes otherwise than pursuant to the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise (or may defease the Notes), upon such terms and at such prices as they may determine which may be more or less than the prices to be paid pursuant to the Offer, and could be for cash or other consideration.

            Certain Bankruptcy Considerations. Any payments made to Holders in consideration for their Notes may be subject to challenge as avoidable preferences under Section 547 of the U.S. Bankruptcy Code
(the "Bankruptcy Code") if such payments: (a) are made on or within 90 days before the date the filing of a bankruptcy petition by or against the Company (or within one year in the case of Holders who are determined to be insiders of the Company); (b) are
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made when the Company is insolvent; and (c) enable the Holders to receive more than they otherwise might receive in a liquidation if the Company is under Chapter 7 of the Bankruptcy Code. If such payments were deemed to be avoidable preferences, the Company's bankruptcy trustee (or the Company as a "debtor in possession") could recover the full amount of payments, and the Holders would be entitled to assert prepetition unsecured claims in respect of the Notes against the Company in its bankruptcy case. For these purposes, "insolvency" generally means a financial condition such that the sum of the Company's debts is greater than all of the Company's property at a fair valuation. At September 30, 1999, the Company had a stockholders' deficiency, calculated in accordance with generally accepted accounting principles (which may not reflect market value or realizable value), of $80.3 million, and has not commissioned any recent valuation of its property. In any event, under Section 547 of the Bankruptcy Code, there would be a rebuttable presumption that the Company would be insolvent for the 90 days immediately preceding the date of the filing of the Company's bankruptcy case.

            History of Losses; Repayment of Notes that Remain Outstanding After the Offer is Uncertain. The Company has sustained net losses and negative cash flows from operations to date. Through September
30, 1999, the Company has generated cumulative revenues of $21.2 million, and has incurred a cumulative net loss of approximately $152.5 million. On a pro forma basis at September 30, 1999, assuming the Company had completed the repurchase of all Notes pursuant to the Offer and repurchases on the open market of Notes between October 29, 1999 and the date of the Offer having an aggregate principal amount at maturity of $147.31 million for $24.6 million, the Company would have had $23.9 million cash on hand and cash-equivalents. See "Unaudited Summary Historical and Pro Forma Statement of Operations and Balance Sheet Information."
The Company's ability to meet its continuing debt service and other obligations will depend, among other factors, on the acceptance of the Company's system in its intended market and the Company's success in implementing its business strategy and achieving large scale commercialization of the ERS ShelfNet System. Accordingly, there can be no assurance that the Company will achieve profitability and have sufficient cash on hand or other sources of funding at a level sufficient to pay interest on the Notes outstanding after the Offer prior to maturity, or principal and accrued interest on such Notes at maturity. In the event the Company is unable to meet its obligations with respect to its existing indebtedness, it may be required to reduce or delay capital expenditures, refinance or restructure all or a portion of its indebtedness, sell material assets or operations or seek to raise additional debt or equity capital. There can be no assurance that the Company will be able to effect any such refinancing or restructuring or sell assets or obtain any such additional capital
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on satisfactory terms or at all, or that the Company's cash flow and capital resources will be sufficient for payment of interest on and principal of its indebtedness in the future.

            Risk of Regulation under the Investment Company Act of 1940. The Investment Company Act of 1940, as amended (the "1940 Act"), requires the registration of, and imposes various substantive restrictions on, certain companies ("investment companies") that are, or hold themselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding composition of assets and sources of income and are not primarily engaged in businesses other than investing, reinvesting, owning, holding or trading securities.

            Because of the composition of the Company's assets, there is a risk that the Company could be characterized as an investment company under the 1940 Act. If the Commission or its staff were to take the position, or if it were otherwise asserted, that the Company is an investment company under the 1940 Act, the Company could be required either to (i) liquidate its financial assets and change the manner in which it conducts its operations to avoid being required to register as an investment company or (ii) register as an investment company under the 1940 Act. If the Company were required to register as an investment company, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliated persons (as defined in the 1940 Act) and other matters. Application of the 1940 Act to the Company would have a material adverse effect on the Company. If the Company were found to be an investment company but was not registered under the 1940 Act, the Company would be prohibited from offering for sale, selling, purchasing, redeeming, retiring or otherwise acquiring or attempting to acquire any security or any interest in any security or engaging in any business in interstate commerce. Any contract made in violation of these restrictions, or whose performance involves such a violation, would be unenforceable by either party unless a court finds that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the 1940 Act.

            The Company does not believe that it is an investment company under the 1940 Act. In the event it is determined that the Company is an investment company under the 1940 Act, the Company would take such action as may be prudent to seek to avoid becoming subject to
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regulation under the 1940 Act. However, there is no assurance that under such circumstances such regulation could be avoided.

Procedures for Tendering Notes

            Any beneficial owner whose Notes are registered in the name of a Custodian and who wishes to tender Notes should contact such Custodian promptly and instruct such Custodian to tender Notes on such beneficial owner's behalf. Tenders of Notes pursuant to the Offer will be accepted only in principal amounts at maturity of $1,000 or integral multiples thereof.

            Book-Entry Delivery of the Notes. Within two business days after the date of this Offer to Purchase, the Depositary will establish an account with respect to the Notes at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedure for such transfer.
Although delivery of Notes may be effected through book-entry at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message (as defined below) in lieu of the Letter of Transmittal pursuant to ATOP procedures for transfer, and any other required documents, must be transmitted to and received by the Depositary prior to the Expiration Time at one of its addresses set forth on the last page of this Offer to Purchase. Delivery of such documents to DTC does not constitute delivery to the Depositary. As used herein, the term "Agent's Message" means, with respect to any tendered Notes, a message transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgment from the tendering participant to the effect that, with respect to such Notes, such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant.

            Guaranteed Delivery. If a Holder desires to tender Notes pursuant to the Offer and such Holder's certificates are not lost but not immediately available or time will not permit all required documents to reach the Depositary prior to 12:00 Midnight, New York City time, on the Expiration Date, or such Holder cannot complete
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the procedures for book-entry transfer on a timely basis, such
Notes may nevertheless be tendered provided that all of the following conditions are satisfied:

            (a) The tender is made by or through an Eligible Institution (as defined below);

            (b) Prior to 12:00 Midnight, New York City time, on the Expiration Date, the Depositary receives from such Eligible
Institution at one of the addresses for the Depositary set forth on the last page of this Offer to Purchase, a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery or facsimile). Such Notice of Guaranteed Delivery shall (i) be substantially in the form made available by the Company, (ii) set forth the name and address of the Holder, (iii) describe the Notes and the principal amount at maturity of the Notes tendered, (iv) state that the tender is being made thereby and (v) guarantee that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or an Agent's Message together with the certificates representing such Notes (or appropriate confirmation of book-entry transfer) and any other documents required by the Letter of Transmittal and the instructions thereto will be deposited by the Eligible Institution with the Depositary; and

            (c) The certificates for the tendered Notes in proper form for transfer (or confirmation of book-entry transfer into the Depositary's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or confirmation of a book-entry transfer of such Notes into the Depositary's account with DTC as described above, including an Agent's Message in connection therewith, and all other documents required by the Letter of Transmittal and the instructions thereto, are received by the Depositary within three
New York Stock Exchange trading days after the execution of such Notice of Guaranteed Delivery.

            In all cases, payment for Notes tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Notes or confirmation of book-entry transfer into the Depositary's account at DTC, a properly completed and duly executed Letter of
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Transmittal (or manually signed facsimile thereof) or Agent's
Message and any other documents required by the Letter of Transmittal.

            Need for Guarantee of Signature. Signatures on a Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion program (a "Medallion Signature Guarantor") (generally, a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (each, an "Eligible Institution")), unless the Notes tendered thereby are tendered (a) by the registered Holder of such Notes and that Holder has not completed either of the boxes entitled "Special Issuance/Delivery Instructions" on the Letter of Transmittal, or
(b) such Notes are tendered for the account of an Eligible
Institution.

            Notes held in Physical Form. For a Holder to validly tender Notes held in physical form pursuant to the Offer, such Holder must deliver a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, and any other required documents, to the Depositary at one of its addresses set forth on the last page of this Offer to Purchase prior to the Expiration Time. In addition, prior to the Expiration Time, the Depositary must receive certificates for tendered Notes at one of its addresses. If the Notes are held of record in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unpurchased Notes are to be issued to a person other than the registered Holder, the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the certificates, with the signature on the certificates or bond powers guaranteed as described below. The
Letter of Transmittal and Notes should be sent only to the Depositary, and not to the Company, the Dealer Manager, or DTC.

            Withholding Tax. Under federal tax laws, the Depositary may be required to withhold 31% of the amount of any payments made to certain Holders pursuant to the Offer. See "Certain Federal Income
Tax Consequences" below.


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            General. Notwithstanding any other provision hereof, payment for Notes accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for (or a timely book-entry confirmation with respect to) such Notes, (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

            The tender of Notes pursuant to the Offer by one of the procedures set forth above will constitute a binding agreement between the tendering Holder and the Company in accordance with the terms and subject to the conditions of the Offer. By executing a Letter of Transmittal as set forth above, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Holder irrevocably sells, assigns and transfers to, or upon the order of the Company, all right, title and interest in and to all the Notes tendered thereby, waives any and all other rights with respect to the Notes (including, without limitation, the tendering Holder's rights with respect to any existing or past defaults and their consequences in respect of the Notes and the Indenture) and releases and discharges the Company and its affiliates from any and all claims such Holder may have now or may have in the future arising out of, or related to, the Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes.

            The method of delivery of the Letter of Transmittal, Notice of Guaranteed Delivery, certificates for Notes and all other required documents is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

            All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment, and withdrawal of tendered Notes will be determined by the Company in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of Notes that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the
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absolute right in its sole discretion to waive any of the
conditions to the Offer or any defect or irregularity in the tender of Notes of any particular Holder, whether or not it elects to waive similar conditions, defects or irregularities in the case of the other Holders. The Company's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Depositary, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

Withdrawal of Tenders

            Notes tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. If the Offer is terminated without any Notes being purchased thereunder, the Notes tendered pursuant to the Offer will be promptly returned to the tendering
Holder. For a withdrawal of Notes to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the last page of this Offer to Purchase. The notice must (i) specify the name of the person who tendered the Notes to be withdrawn; (ii) contain a description of the Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount at maturity represented by such Notes;
and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes. In addition, the notice of withdrawal must specify, in the case of Notes tendered by delivery of certificates for such Notes, the name of the registered Holder (if different from that of the tendering Holder) or, in the case of Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Notes. The signature on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Notes have been tendered for the account of an Eligible Institution. If certificates for the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the
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Depositary of written or facsimile transmission notice of
withdrawal even if physical release is not yet effected.

            Withdrawal of tenders of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Notes may, however, be retendered by again following one of the procedures described in "-Procedures for Tendering Notes" above at any time prior to the Expiration Time.

            Withdrawals of Notes can only be accomplished in accordance with the foregoing procedures. See "-Procedures for Tendering
Notes" with respect to the Company's discretion as to the withdrawal of Notes.

            If the Company is delayed in its acceptance for purchase of, or payment for, any Notes or is unable to accept for purchase or pay for Notes pursuant to the Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the Company and may not be withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of the Offer).

            The Notes are debt obligations of the Company and are governed by the Indenture. There are no appraisal or other similar statutory rights available to the Holders in connection with the Offer.

Conditions to the Offer

            Notwithstanding any other provisions of the Offer, the Company will not be required to accept for purchase, or to pay for, Notes tendered pursuant to the Offer and may terminate, extend or amend the Offer and may (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holder thereof promptly after the termination or withdrawal of a tender offer) postpone the acceptance for purchase of, and payment for, Notes so tendered if, in the sole discretion of the Company, any of
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the following conditions shall occur on or after the date of this
Offer to Purchase and be continuing at the Expiration Time:

            (a) in the sole judgment of the Company, there exists any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which the Company or any of its affiliates is party or by which it is bound) to the purchase of Notes pursuant to the Offer;

            (b) there shall have been instituted, threatened or be pending any claim, action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer, that (i) challenges, delays, restricts or makes illegal the acceptance for purchase of, or payment for, the Notes pursuant to the Offer, (ii) may prohibit, prevent, restrict or delay the closing of the Offer, or (iii) is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Company or any of its affiliates or which would or might, in the sole judgment of the Company, prohibit, prevent, restrict or delay consummation of the Offer;

            (c) there shall have occurred any development which would or might, in the sole judgment of the Company, materially adversely affect the business of the Company or any of its subsidiaries;

            (d) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer, or have any of the other consequences referred to in clause (b) above;

            (e) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company or any of its subsidiaries that, in the sole judgment of the Company, would or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer or is likely to materially impair the contemplated benefits of the Offer to the Company or otherwise results in the Offer not being or likely not being in the best interests of the Company;


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            (f)    the Trustee under the Indenture shall have objected in any respect to or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer or in the making of the Offer or the acceptance of, or payment for, the Notes; or

            (g) there shall have occurred (i) any general suspension of, or limitation of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant change in the price of the Notes which is adverse to the Company or any of its affiliates, (iii) a material impairment in the trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or abroad, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions,
                   (vi) a commencement or escalation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

            The foregoing conditions are for the sole benefit of the Company and its affiliates, and may be asserted by the Company regardless of the circumstances (including any action or inaction on their part) giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. If any condition to the Offer is not satisfied or waived by the Company prior to the Expiration Time, the Company reserves the right (but shall not be obligated), subject to applicable law, (i) to terminate the Offer and return the tendered Notes to the tendering Holders, (ii) to waive all unsatisfied conditions and accept for payment and purchase all Notes that are validly tendered (and not validly withdrawn), (iii) to extend the Offer and retain the Notes that have been tendered during the period for which the Offer is extended, or (iv) to amend the Offer. Any determination by the Company concerning any of the foregoing events shall be final and binding upon all persons.

            Although the Company has no present plans or arrangements to do so, the Company reserves the right to amend, at any time, the terms of the Offer. The Company will give such notice as is required by applicable law.

Acceptance for Payment and Payment

            Upon the terms and subject to the conditions of the Offer, the Company will accept for payment and pay for all Notes that are validly tendered pursuant to the Offer and not validly withdrawn.
Such acceptance will occur promptly after the later of (i) the Expiration Time or (ii) the satisfaction or waiver of the conditions to the Offer set forth under "-Conditions to the Offer."
For purposes of the Offer, the Company will be deemed to have accepted for payment tendered Notes if, as and when the Company gives oral or written notice to the Depositary of its acceptance for payment of such Notes (the date of such acceptance, the "Acceptance Date"). Payment for Notes accepted for payment pursuant to the Offer will be made by prompt deposit of funds with the Depositary, which will act as agent for the tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to the tendering Holders. Notes purchased pursuant to the Offer will be paid for in same-day funds on the Settlement
Date.

            The Company expressly reserves the right, in its sole discretion, to delay acceptance for purchase of Notes tendered under the Offer or the payment for Notes accepted for purchase (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the tender offer), or to terminate the Offer and not accept for purchase any Notes not theretofore accepted for purchase, if any of the conditions set forth under "-Conditions to the Offer" shall not have been satisfied or waived by the Company or in order to comply in whole or in part with any applicable law. In all cases, payment for Notes accepted for purchase pursuant to the Offer will be made only after timely receipt by the Depositary of certificates representing Notes (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

            If, for any reason, acceptance for purchase of, or payment for, validly tendered Notes pursuant to the Offer is delayed or the Company is unable to accept for purchase, or to pay for, validly tendered Notes pursuant to the Offer, then the Depositary may, nevertheless, on behalf of the Company, retain tendered Notes, without prejudice to the rights of the Company described under "-Expiration, Extension, Amendment and Termination," "-Conditions to the Offer" and "-Withdrawal of Tenders" (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer). If any tendered Notes are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if certificates are submitted evidencing more Notes than those which are tendered, certificates evidencing unpurchased Notes will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer into the Depositary's account at DTC pursuant to the Procedures set forth under the caption "-Procedures for Tendering
Notes-Book-Entry Delivery of the Notes," such Notes will be credited to the account maintained at DTC from which such Notes were delivered), unless otherwise requested by such Holder in the box entitled "Special Issuance/Delivery Instructions" in the Letter of Transmittal, promptly following the Acceptance Date or the termination of the Offer.

            The Company reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase all or any portion of the Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer and will in no way prejudice the rights of tendering Holders to receive the full payment contemplated by the Offer (free and clear of any withholding or similar tax, except as described herein) for Notes validly tendered and not validly withdrawn and accepted for payment pursuant to the Offer.

            Assuming the Company makes full payment for the purchase of Notes to the Depositary on the Settlement Date, under no circumstances will any additional interest or accretion be payable because of any delay in the transmission of funds from the Depositary to the Holders of the purchased Notes.

            Tendering Holders of Notes purchased in the Offer will not be obligated to pay brokerage commissions, fees or transfer taxes with respect to the purchase of their Notes unless the box titled
"Special Issuance/Delivery Instructions" on the Letter of
Transmittal has been completed, as described in the instructions thereto. The Company or an affiliate will pay all other charges and expenses in connection with the Offer. See "Dealer Manager and Depositary".

Expiration, Extension, Amendment and Termination

            The Offer will expire at 12:00 Midnight, New York City time, on December 15, 1999, unless extended by the Company.

            The Company expressly reserves the right, in its sole discretion at any time or from time to time, regardless of whether or not the conditions set forth in "-Conditions to the Offer" shall have been satisfied, subject to applicable law, (i) to extend the Expiration Time for the Offer on a daily basis or for such period or periods as it may determine in its sole discretion, (ii) to amend the Offer in any respect, (iii) to waive any condition of the Offer, or (iv) to terminate the Offer prior to the Expiration Time therefor and return the Notes tendered pursuant thereto, in each case by giving written notice of such extension, amendment or termination to the Depositary.

            During any extension of the Offer, all Notes previously tendered and not accepted for purchase will remain subject to the Offer and, subject to the terms and conditions of the Offer, may be accepted for purchase by the Company. If the Company makes a material change in the terms of the Offer, or in the information concerning the Offer, the Company will disseminate additional Offer materials and extend the Offer, to the extent required by law. For purposes of the Offer, the term "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

            There can be no assurance that the Company will exercise its right to extend the Expiration Time for the Offer. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled Expiration Time, as the case may be. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

            In the event the Company shall terminate the Offer, it shall as soon as practicable give notice thereof to the Depositary, and all Notes theretofore tendered and not accepted for payment shall be returned promptly to the tendering and delivering Holders thereof. In that event, the Tender Offer Consideration will not be paid or become payable. See "-Withdrawal of Tenders" and "-
Conditions to the Offer" above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following summary is a general discussion of certain United States federal income tax consequences applicable to the sale of Notes pursuant to the Offer. This discussion is a general summary only and does not address all tax aspects of these transactions that may be relevant to a Holder's particular circumstances. This discussion addresses only a sale of Notes by a "U.S. Holder" which, for purposes of this Offer means a beneficial owner of Notes that is (a) a citizen or resident of the United States, (b) a corporation or other entity created or organized under the laws of the United States or any political subdivision of the United
States, (c) an estate taxed by the United States on its income without regard to the source of its income, or (d) a trust if a United States court can exercise primary jurisdiction over its administration and one or more United States persons has the authority to control all of the substantial decisions of the trust.
The discussion does not deal with special classes of Holders, such as dealers in securities or currencies, traders in securities that are subject to the mark to market rules, banks, financial institutions, insurance companies, tax-exempt organizations, persons with a functional currency other than the U.S. dollar, investors in pass-through entities such as partnerships or persons holding Notes as part of a straddle, hedging transaction, conversion transaction, synthetic security, or other integrated transaction. This discussion (i) does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction; (ii) assumes that the Notes are held as "capital assets" within the meaning of Section 1221 of the Internal
Revenue Code of 1986, as amended (the "Code"); and (iii) is based upon the Code and the regulations, rulings, and judicial decisions thereunder as of the date hereof, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below. The Company has not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

            Sales of Notes by U.S. Holders pursuant to the Offer will be taxable transactions for United States federal income tax purposes.
The Company believes that it is more likely than not that the Notes are indebtedness of the Company for United States federal income tax purposes. If the Notes are instead treated as equity, the cash received by a U.S. Holder could be treated as a dividend unless the U.S. Holder completely terminates his, her or its actual and constructive interest in the Company or the sale is treated as a redemption not essentially equivalent to a dividend. The remainder of this discussion assumes that the Notes constitute indebtedness for United States federal income tax purposes. Holders should consult their own tax advisor concerning the treatment of sales of Notes pursuant to the Offer if the Notes are treated as equity.

            The Notes were issued with original issue discount, and U.S. Holders will be required to include original issue discount accrued through the date of sale as ordinary income. Except as described below in connection with application of the market discount rules, a U.S. Holder selling Notes pursuant to the Offer will recognize capital gain or loss in an amount equal to the difference between
(i) the amount of cash received and (ii) the U.S. Holder's adjusted tax basis in the Notes sold at the time of sale. A U.S. Holder's adjusted tax basis in Notes generally will equal the cost of the Notes to such U.S. Holder, increased by the amount of original issue discount and any market discount previously taken into income by the U.S. Holder, and reduced by the amount of any bond premium previously amortized by the U.S. Holder with respect to the Notes. Capital gain of a non-corporate U.S. Holder is generally subject to a maximum tax rate of 20% if the Notes have been held for more than one year. In general, a corporation may deduct capital losses only to the extent of its capital gains, and a taxpayer other than a corporation may deduct capital losses only to the extent of its capital gains plus $3,000.

            A U.S. Holder of a Note who did not acquire the Note at its original issue, and who acquired such Note at a market discount
(that is, at a price that was less than the revised issue price of the Note at its maturity), may be required, subject to a statutory de minimis exception, to treat gain on the sale of the Note as ordinary income to the extent of any "accrued market discount", unless the U.S. Holder has elected to include market discount in income currently as it accrues.

            Sales of Notes pursuant to the Offer by U.S. Holders generally will be subject to information reporting requirements. In addition, certain U.S. Holders who fail to complete the Substitute Form W-9 included in the Letter of Transmittal may be subject to backup withholding at a rate of 31% with respect to payments received pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of federal income taxes, a refund may be obtained from the IRS provided the required information is furnished. Certain U.S.
Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements.

            ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE OFFER IN THEIR PARTICULAR
CIRCUMSTANCES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL
AND FOREIGN TAX LAWS.

                            DEALER MANAGER AND DEPOSITARY

            Pursuant to a Dealer Manager Agreement dated November 17, 1999, the Company has retained Jefferies & Company, Inc. to act as the Dealer Manager for the Offer. Pursuant to a Depository Agreement dated November 17, 1999, United States Trust Company of New York has been retained to act as Depositary in connection with the Offer. The Dealer Manager may contact Holders regarding the Offer and may request Custodians to forward this Offer to Purchase and related materials to beneficial owners of Notes.

            The Company has agreed to pay the Dealer Manager and the Depositary their customary fees for their services in connection with the Offer. The Company has also agreed to reimburse the Dealer Manager and the Depositary for their out-of-pocket expenses (including the fees and disbursements of counsel) and to indemnify them against certain liabilities, including liabilities under federal securities laws. The Depositary is the Trustee under the Indenture and has received customary fees for such services.

            In accordance with a letter agreement, the Company has engaged the Dealer Manager and another financial advisor to advise the Company in connection with the development or consideration of proposals relating to the Notes. Under the letter agreement, the Company will pay a fee in the event the Company makes a tender offer such as the Offer and an additional fee upon consummation of specified transactions involving the Notes. The Dealer Manager and the other financial advisor and some of their affiliates may perform in the future other financial advisory and investment banking services for the Company. The Company may in the future pay such parties compensation for their services.

            All deliveries and correspondence sent to the Depositary should be directed to one of the addresses set forth on the last page of this Offer to Purchase. Requests for additional copies of documentation may be directed to the Dealer Manager at the address and telephone number set forth on the last page of this Offer to Purchase.

            In connection with the Offer, directors and officers of the Company and its affiliates may solicit tenders by use of the mails, personally or by telephone, facsimile, telegram or other similar methods. The Company or its affiliates will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding
Offer materials to Holder.

            Neither the Dealer Manager or the Depositary assume any responsibility for the accuracy or completeness of the information concerning the Company or any of its affiliates contained in this Offer to Purchase or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.


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

                                      The Depository for the Offer is:


                          UNITED STATES TRUST COMPANY OF NEW YORK

      (By Mail):                                  (By Overnight Courier:)
United States Trust Company                     United States Trust Company
     of New York                                       of New York
     P.O. Box 844                                770 Broadway - 13th Floor
    Cooper Station                         Corporate Trust Operations Department
New York, NY 10276-0844                           New York, New York 10003
(registered or certified mail
      recommended)


        (By Hand):                                      (By Facsimile):
United States Trust Company                             (212) 420-6211
of New York                                  (for Eligible Institutions Only)
111 Broadway - Lower Level                           Confirm by telephone:
New York, NY 10003                                      (800) 548-6565
Attention: Corporate Trust Services

                       The Dealer Manager for the Offer is:
                             Jefferies & Company, Inc.
                                520 Madison Avenue
                             New York, New York 10022
                             Attention:  Victor Polizzotto
                          Call Toll Free:  (800) 421-0160 x7160
                              Call Collect:  (212) 336-7160